Exhibit (i)(1)


                                                                    Exhibit (i)1


                              Godfrey & Kahn, S.C.
                                Attorneys At Law
                             780 North Water Street
                        Milwaukee, Wisconsin  53202-3590
                                 (414) 273-3500
                               Fax (414) 273-5198



Artisan Funds, Inc.
1000 North Water Street
Milwaukee, Wisconsin  53202


     We hereby consent to the incorporation by reference of our opinions dated April 11, 1997 and June 6, 1997 in Amendment No. 10, Amendment No. 11 and Amendment No. 15 of the Artisan Funds, Inc. Registration Statement on Form N-1A. In giving this consent, however, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.


/s/ Godfrey & Kahn, S.C.
GODFREY & KAHN, S.C.
October 31, 2000